EXHIBIT 16.1 May 25, 2016 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 Re: Orion Group Holdings, Inc. (formerly known as Orion Marine Group, Inc.) File No. 001-33891 Dear Sir or Madam: We have read Item 4.01 of Form 8-K of Orion Marine Group, Inc. dated May 25, 2016, and agree with the statements concerning our Firm contained therein. Very truly yours, /s/GrantThornton LLP GrantThornton LLP